UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2013

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AOXING PHARMACEUTICAL COMPANY, INC.
(Exact name of registrant as specified in its charter)

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Florida	0-24185	65-0636168
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

444 Washington Blvd., Suite 3338, Jersey City, New Jersey 07310
(Address of Principal Executive Office) (Zip Code)

(646) 367 1747
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On October 25, 2013 the Registrant received notice from NYSE MKT LLC that, based upon the financial statements contained in the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2013, the Registrant (a) is not in compliance with Section 1003(a)(iii) of the NYSE MKT Company Guide since it reported stockholders’ equity of less than $6,000,000 at June 30, 2013 and has incurred losses from continuing operations and/or net losses in its five most recent fiscal years then ended, and (b) is not in compliance with Section 1003(a)(iv) of the Company Guide since it has sustained losses that are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the NYSE MKT, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.  The notice advised that, in order to maintain its listing, the Registrant must submit a plan of compliance by November 8, 2013 addressing how it intends to regain compliance with Section 1003(a)(iv) by November 29, 2013, and must submit a plan of compliance by November 25, 2013 addressing how it intends to regain compliance with Section 1003(a)(iii) by April 27, 2015.  If the Registrant fails to submit both plans or if the plans are not accepted, the Registrant will be subject to delisting proceedings.

Management of the Registrant intends to submit both plans of compliance required by NYSE MKT on the stated schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Aoxing Pharmaceutical Company, Inc.

Date: October 30, 2013	By:	/s/ Zhenjiang Yue Zhenjiang Yue, Chief Executive Officer